Exhibit 99.A

EXHIBIT A

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, the persons or entities named below agree to the joint filing on behalf of each of them of this Schedule 13G/A with respect to the Securities of the Issuer and further agree that this joint filing agreement be included as an exhibit to this Schedule 13G/A. In evidence thereof, the undersigned hereby execute this Agreement as of February 3, 2014.

ROYAL BANK OF CANADA

/s/ Tom Smee
Signature

Tom Smee /Senior Vice President
Name/Title

/s/ Jeff Green
Signature

Jeff Green / Vice President
Name/Title

RBC DOMINION SECURITIES INC.

/s/ Kirby C Gavelin

Signature

Kirby C Gavelin/ Managing Director

Name/Title

/s/ Gordon Bell

Signature

Gordon Bell/ Managing Director

Name/Title